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                                                     EXHIBIT 4.1 (page 1 of 2)

--------                                                    -----------
 NUMBER                                                        SHARES
BU410470
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   COMMON                     VARIAN LOGO                 COMMON
   STOCK                                                  STOCK

par value $1.00                               THIS CERTIFICATE IS TRANSFERABLE
  per share                                           IN NEW YORK, NY


                                                       see reverse for
                                                     certain definitions

                          VARIAN ASSOCIATES, INC.
            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT                                        CUSIP  922204 10 2






IS THE RECORD HOLDER OF


         fully paid and non-assessable shares of the common stock of

Varian Associates, Inc., transferable on the books of this Corporation upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by a transfer agent and registered by a registrar.

        In Witness Whereof, the duly authorized officers of the Corporation have hereunto subscribed their names in facsimile on behalf of the Corporation.

Dated:


                                                   /s/ J. Tracy O'Rourke

                                                         CHAIRMAN OF THE BOARD
                                                   AND CHIEF EXECUTIVE OFFICER
Countersigned and Registered:
First Chicago Trust Company of New York
Transfer Agent and Registrar

   /s/ Andrew J. Lynch                            /s/ Joseph B. Phair

Authorized Signature                                                 SECRETARY


--------------                                       --------------------------
                                                     American Bank Note Company
--------------                                       --------------------------

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  The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM--as tenants in common     UNIF GIFT MIN ACT--.......Custodian.........
  TEN ENT--as tenants by the                           (Cust)           (Minor)
           entireties                                  under Uniform Gifts to
  JT TEN --as joint tenants with                       Minors Act...............
           right of survivorship                                    (State)
           and not as tenants in
           common

   Additional abbreviations may also be used though not in the above list.

                           VARIAN ASSOCIATES, INC.

  The corporation is authorized to issue shares of Common Stock, par value $1 per share, and Preferred Stock, par value $1 per share. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof (including, without limitation, the voting powers, if any, the dividend rate, conversion rights, redemption price, or liquidation preference of any series of Preferred Stock), to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

  A statement (which may include a summary with proper references to the provisions of the Restated Certificate of Incorporation of the corporation or the resolution or resolutions of the Board of Directors fixing preferences) of the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, granted to or imposed upon the respective classes or series of shares of the corporation and upon the holders thereof as established by the Restated Certificate of Incorporation or by the resolution or resolutions of the Board of Directors determining preferences, and the number of shares constituting each series of preferred stock and the designation thereof, is available upon request and without charge at the principal office of the corporation, 3050 Hansen Way, Palo Alto, California 94304-1000.

     For value received,           hereby sell, assign and transfer unto

       PLEASE INSERT SOCIAL SECURITY OR OTHER
       TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE
       [                                        ]

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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------------------------------------------------------------------------- shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

  Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 20, 1998 (as such may be amended from time to time, the "Rights Agreement"), between Varian Associates, Inc. (the "Company") and First Chicago Trust Company of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company or a Subsidiary of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Signature(s) Guaranteed:



By

THE SIGNATURE SHOULD BE GUARANTEED BY A
BROKERAGE FIRM OR A FINANCIAL INSTITUTION
THAT IS A MEMBER OF A SECURITIES APPROVED
MEDALLION PROGRAM, SUCH AS SECURITIES
TRANSFER AGENTS MEDALLION PROGRAM (STAMP),
STOCK EXCHANGES MEDALLION PROGRAM (SEMP) OR
NEW YORK STOCK EXCHANGE, INC. MEDALLION
SIGNATURE PROGRAM (MSP).